Exhibit 23.1
               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the following Registration Statements of our report dated February 11, 2000, with respect to the consolidated financial statements of Exigent International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

Registration
Statement
Number                     Description
--------------------------------------------------------------------------------

333-38807                  Incentive Stock Option Plan 1Q
333-29875                  Incentive Stock Option Plan 2Q
333-43657                  Incentive Stock Option Plan 3Q
333-50625                  Incentive Stock Option Plan 4Q
333-49087                  Independent Director Stock Option Plan 5NQ
333-53323                  Stock Option Plan 6NQ
333-75469                  Omnibus Stock Option and Incentive Plan
333-75447                  Employee Stock Purchase Plan




                                                               Ernst & Young LLP


Orlando, Florida
March 20, 2000